Exhibit 23.5
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                     CONSENT OF JANNEY MONTGOMERY SCOTT LLC

      We hereby consent to the inclusion of our opinion letter, dated August 16, 2005, to the Board of Directors of The Town Bank ("Town Bank") as Annex E to the Joint Proxy Statement/Prospectus relating to the proposed transaction among Community Partners Bancorp (the "Registrant"), Two River Community Bank and Town Bank contained in the Registrant's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission ("SEC") on November 10, 2005, and to the references to our firm and the opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement on Form S-4 within the meaning of the term "experts" as used in the Act or the Regulations.

                                       /s/ JANNEY MONTGOMERY SCOTT LLC


November 10, 2005